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                                                                    Exhibit 28.F

                    CERTIFICATEHOLDER'S PAYMENT DATE STATEMENT
                      First USA Bank, National Association

                          FIRST CHICAGO MASTER TRUST II
                                  Series 1996-S
                                January 10, 2002

Under the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of June 1, 1990 as amended and restated as of September 1, 1999, by and between First USA Bank, National Association,, as Seller and Servicer ("First USA"), and Norwest Bank Minnesota, National Association, as Trustee, (the "Trustee"), as amended and supplemented by the Series 1996-S Supplement dated as of November 1, 1996 by and between First USA and the Trustee, First USA, as Servicer, is required to prepare certain information for each Payment Date regarding current distributions to Class A Certificateholders and the performance of the First Chicago Master Trust II (the "Trust") during the previous period. The information which is required to be prepared with respect to the distribution on the January 15, 2002 Payment Date and with respect to the performance of the Trust during the Due Period for such Payment Date is set forth below. Certain of the information is presented on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

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
A. Information Regarding the Current Distribution (Stated on the Basis of
   $1,000 Original Principal Amount)

     1.  The total amount of the distribution to Class A Certificateholders on
         the Payment Date per $1,000 interest                                                     $             1.628

     2.  The amount of the distribution set forth in paragraph 1 above in
         respect of principal on the Class A Certificates, per $1,000 interest                    $             0.000

     3.  The amount of the distribution set forth in paragraph 1 above in
         respect of interest on the Class A Certificates, per $1,000 interest                     $             1.628

B. Information Regarding the Performance of the Trust

     1.  Collections of Receivables
     ------------------------------

    a.  The aggregate amount of Collections of Receivables processed for the Due
        Period with respect to the current Distribution Date which were allocated in
        respect of the Investor Certificates of all Series                                        $  1,871,158,709.18

    b.  The aggregate amount of Collections of Receivables processed for the Due
        Period with respect to the current Distribution Date which were allocated in
        respect of the Series 1996-S Certificates                                                 $    261,604,093.79

    c.  The aggregate amount of Collections of Receivables processed for the Due
        Period with respect to the current Distribution Date which were allocated in
        respect of the Class A Certificates                                                       $    228,903,582.06

    d.  The amount of Collections of Receivables processed for the Due
        Period with respect to the current Distribution Date which were allocated in
        respect of the Class A Certificates, per $1,000 interest                                  $           327.005

    e.  The amount of Excess Spread for the Due Period with respect to the current
        Distribution Date                                                                         $      8,144,140.28

    f.  The amount of Reallocated Principal Collections for the Due Period with respect
        to the current Distribution Date allocated in respect of the Class A Certificates         $              0.00

    g.  The amount of Excess Finance Charge Collections allocated in respect of the
        Series 1996-S Certificates, if any                                                        $              0.00
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                                                                   Series 1996-S

h.   The amount of Excess Principal Collections allocated in
     respect of the Series 1996-S Certificates, if any       $             0.00

2.   Receivables in Trust
-------------------------

a.   Aggregate Principal Receivables for the Due Period
     with respect to the current Distribution Date (which
     reflects the Principal Receivables represented by the
     Exchangeable Seller's Certificate and by the Investor
     Certificates of all Series)                             $13,222,935,052.38

b.   The amount of Principal Receivables in the Trust
     represented by the Series 1996-S Certificates (the
     "Invested Amount") for the Due Period with respect to
     the current Distribution Date                           $   800,000,000.00

c.   The amount of Principal Receivables in the Trust
     represented by the Class A Certificates (the "Class
     A Invested Amount") for the Due Period with respect     $   700,000,000.00
     to the current Distribution Date

d.   The Invested Percentage with respect to Finance
     Charge Receivables (including Interchange) and
     Defaulted Receivables for the Series 1996-S
     Certificates for the Due Period with respect to
     the current Distribution Date                                        6.050%

e.   The Invested Percentage with respect to Principal
     Receivables for the Series 1996-S Certificates for
     the Due Period with respect to the current
     Distribution Date                                                    6.050%

f.   The Class A Floating Percentage for the Due Period
     with respect to the current Distribution Date                       87.500%

g.   The Class A Principal Percentage for the Due Period
     with respect to the current Distribution Date                       87.500%

h.   The Collateral Floating Percentage for the Due
     Period with respect to the current Distribution Date                12.500%

i.   The Collateral Principal Percentage for the Due
     Period with respect to the current Distribution Date                12.500%

3.   Delinquent Balances
------------------------

     The aggregate amount of outstanding balances in the
     Accounts which were 30 or more days delinquent as of
     the end of the Due Period for the current
     Distribution Date                                       $   602,308,605.53

4.   Investor Default Amount
----------------------------

a. The aggregate amount of all Defaulted Receivables written off as uncollectible during the Due Period with respect to the current Distribution Date allocable to the Series 1996-S Certificates (the
     "Investor Default Amount")

     1.   Investor Default Amount                            $     4,505,653.81
     2.   Recoveries                                         $       252,441.62
     3.   Net Default Receivables                            $     4,253,212.19

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                                                                   Series 1996-S

b.   The Class A Investor Default Amount

     1.   Investor Default Amount                               $  3,942,447.08
     2.   Recoveries                                            $    220,886.42
     3.   Net Default Receivables                               $  3,721,560.66

c.   The Collateral Investor Default Amount

     1.   Investor Default Amount                               $    563,206.73
     2.   Recoveries                                            $     31,555.20
     3.   Net Default Receivables                               $    531,651.53

5.   Investor Charge-offs.
--------------------------

a.   The amount of the Class A Investor Charge-Offs
     per $1,000 interest after reimbursement of any such
     Class A Investor Charge-Offs for the Due Period
     with respect to the current Distribution Date              $          0.00

b.   The amount attributable to Class A Investor
     Charge-Offs, if any, by which the principal balance
     of the Class A Certificates exceeds the Class A
     Invested Amount as of the end of the day on the
     Record Date with respect to the current Distribution
     Date                                                       $          0.00

c.   The amount of the Collateral Charge-Offs,if any, for
     the Due Period with respect to the current Distribution
     Date                                                       $          0.00

6.   Monthly Servicing Fee
--------------------------

a.   The amount of the Monthly Servicing Fee payable from
     available funds by the Trust to the Servicer with
     respect to the current Distribution Date                   $    166,666.67

b.   The amount of the Interchange Monthly Servicing Fee
     payable to the Servicer with respect to the current
     Distribution Date                                          $    833,333.33

7.   Available Cash Collateral Amount
-------------------------------------

a    The amount, if any, withdrawn from the Cash Collateral
     Account for the current Distribution Date (the
     "Withdrawal Amount")                                       $          0.00

b.   The amount available to be withdrawn from the Cash
     Collateral Account as of the end of the day on the
     current Distribution Date, after giving effect to all
     withdrawals, deposits and payments to be made on such
     Distribution Date (the "Available Cash Collateral
     Amount" for the next Distribution Date)                    $  8,000,000.00

c.   The amount as computed in 7.b as a percentage of the
     Class A Invested Amount after giving effect to all
     reductions thereof on the current Distribution Date                  1.143%

8.   Collateral Invested Amount
-------------------------------

a.   The Collateral Invested Amount for the current
     Distribution Date                                          $100,000,000.00

b.   The Collateral Invested Amount after giving effect to
     all withdrawals, deposits, and payments on the current
     Distribution Date                                          $100,000,000.00

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   9. Total Enhancement                                          Series 1996-S
   --------------------

   a. The total Enhancement for the current Distribution Date   $108,000,000.00

   b. The total Enhancement after giving effect to all
      withdrawals, deposits and payments on the current
      Distribution Date                                         $108,000,000.00

C. The Pool Factor
------------------

     The Pool Factor (which represents the ratio of the
     Class A Invested Amount on the last day of the month
     ending on the Record Date adjusted for Class A Investor
     Charge-Offs set forth in B.5.a above and for the
     distributions of principal set forth in A.2 above to
     the Class A Initial Invested Amount). The amount of a
     Class A Certificateholder's pro rata share of the Class A
     Invested Amount can be determined by multiplying the
     original denomination of the holder's Class A Certificate
     by the Pool Factor                                            100.00000000%

D. Deficit Controlled Amortization Amount
-----------------------------------------

     1.   The Deficit Controlled Amortization Amount for the
          preceding Due Period                                  $          0.00